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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-66738, 33-86946, 33-92878, 33-95050, 33-98170,
333-1632, 333-15655 and 333-29431) on Form S-4 (No. 333-03696) and in the
Prospectuses constituting part of the Registration Statement on Form S-3 (No. 333-41111) of PETsMART, Inc of our report dated October 24, 1996 (except for the Note O--Subsequent Events--as to which the date is November 20, 1996) relating to the consolidated financial statements of Pet City Holdings Plc in respect of the 52 weeks ended July 27, 1996 and July 29, 1995 appearing on page F-2a of this Form 10-K.

/s/ Grant Thornton
GRANT THORNTON

London, England
April 1, 1998